Exhibit 99.1

EnSync Reports Third Quarter Fiscal 2016 Results

Company Successfully Signs Agreement for Sale Leaseback of First Hawaiian PPA Project
Management to Host Conference Call at 4:30p.m. EDT (3:30 p.m. CDT)
Domestic participant dial in #: 888-797-2983
 Participant passcode #: 6959431

MILWAUKEE, WI – (May 11, 2016) – EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, a leading developer of innovative energy management systems for the utility, commercial, industrial and multi-tenant building markets, today announced third quarter fiscal 2016 results, ended March 31, 2016.
Recent Highlights
•	Successfully signed an agreement for the sale leaseback of the Company's first Power Purchase Agreement (PPA) project in Hawaii;
•	The construction of the remaining PPA projects in Tranche 1 is approximately 85 percent complete, with the Company actively pursuing the sale of the remaining projects;
•	Entered into a strategic alliance with Open Access Technologies International, Inc. (OATI) which is focused on providing connectivity and management capability for a utility to utilize distributed energy resources through OATI's GridControl and webSmartEnergy command, control and communications platform in conjunction with the EnSync Matrix Energy Management platform managing the distributed energy generating assets;
•	In addition to the newly signed agreement with OATI, progress continues to be made on the existing system installation at the facility in Bloomington, MN, with the Phase I installation expected to be completed in the current quarter and the Phase II expansion being scheduled for late this summer;
•	EnSync's Cayman Islands installation is essentially complete and awaiting permit closeout, which is expected to occur this quarter, and is already yielding excellent marketing results as a reference project in the region;
•	Commencing the compilation of PPA projects in Tranche 2, and
•	Continued focus on operational efficiencies has resulted in a reduction in operating expenses from $4.3 million in the previous quarter to $3.6 million in the current quarter.

Management Discussion
Brad Hansen, president and chief executive officer of EnSync Energy Systems, commented, "We are extremely pleased with the ongoing progress with our PPA business model.  Project execution has been better than expected and investor development is progressing well.  The conclusion of our successful sale-leaseback agreement for our Honolulu Christian Church power purchase agreement (PPA) is an important milestone in the history of EnSync. Policies at the local, federal and global level remain supportive with reductions or eliminations in net metering programs and implementation of time of use rates and demand charges creating an inflection point for accelerated growth in energy storage behind the meter. EnSync's products and energy management capabilities are uniquely positioned to capitalize on these policy and regulation changes setting the stage for continued company growth, as we further the deployment of our solutions around the world."
Mr. Hansen continued, "In addition to our PPA project opportunities, we continue to provide our products and solutions through straight system sales. Our previously announced installation at OATI in Minnesota, where we are providing our Agile Hybrid Energy Storage and Matrix Energy Management solutions will soon be complete. Additionally, our Cayman Technology Center project in George Town, Grand Cayman, remains on target, and will be a key reference project as we look to penetrate the Caribbean marketplace. Lastly, our strategic alliance with OATI provides us with a key sales channel to North American utilities and will help us take a leading market position in enabling the owner of distributed energy generation resources to provide 'supply response on demand' and ancillary services to the grid operator or utility."
Jim Schott, chief financial officer of EnSync Energy Systems, commented, "We made significant strides in our commitment to reduce our operating expenses during the quarter. Our objective to reduce operating expenses (excluding depreciation), to below $3.8 million per quarter by the beginning of next year was accomplished two quarters earlier than committed, with operating expenses of $3.6 million during the third quarter. We will continue to look for efficiencies in our cost structure, while maintaining our commitment to grow the business on a go forward basis."

Mr. Hansen concluded, "We are making progress towards executing against our strategic objectives, but still have plenty of work to do. Our near-term focus is on the successful sale of the remaining Hawaiian PPA projects in our initial tranche, as well as the successful delivery and launch of our solutions in Minnesota and the Cayman Islands. Longer term, we feel confident in our pipeline, including in Hawaii, where we are beginning to enter into agreements for our second tranche of PPA projects, and are working hard to develop additional opportunities throughout the world. We believe we have a tremendous product portfolio with a strong pipeline of project opportunities that will allow EnSync to end calendar year 2017 at a cash flow break-even run rate."
Financial Results
Total revenue for third quarter which ended March 31, 2016 was $0.1 million compared to $0.4 million in the second quarter of fiscal 2016, and $0.6 million for the three months that ended March 31, 2015.  Total costs and expenses, excluding depreciation and amortization, were $3.9 million in the third quarter of fiscal 2016, compared to $4.7 million during the second quarter of fiscal 2016, and $3.8 million in the year ago third quarter.  Net loss attributable to common shareholders was $(4.0) million, or $(0.08) per basic and diluted share, for the third quarter of fiscal 2016, compared to $(4.5) million, or $(0.10) per basic and diluted share, in the second quarter of fiscal 2016, and $(3.5) million, or $(0.09) per basic and diluted share, in the year ago third quarter.
Current backlog for components, systems and engineering services is approximately $2.1 million.  Additionally, the Company has acquired PPA contracts valued at approximately $13.0 million, including the newly signed agreements for Tranche 2.
Financial Position
The Company ended the third quarter of fiscal 2016 with total assets of $40.5 million, including $21.8 million in cash.   As of March 31, 2016, we have cumulative project costs of $7.3 million related to purchase power agreements.  We plan to recover these costs before the end of our fiscal year as we sell or finance these projects.

Conference call – Today, May 11, 2016 – 4:30p.m. EDT (3:30 p.m. CDT)
Date: Wednesday, May 11, 2016
Time: 4:30 p.m. ET (3:30 p.m. CT)
Domestic participant dial in #: 888-797-2983
 Participant passcode #: 6959431

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available later on the same day via the investor relations section of the company's web site at www.ensync.com until June 12, 2016.

Domestic replay #: 888-203-1112
 Replay passcode #: 6959431
About EnSync Energy Systems
EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is enabling the future of electricity with advanced energy management systems critical to a global economy becoming increasingly reliant upon the expansion of renewable energy. Whether part of the grid power transmission and distribution network, or behind the meter in commercial, industrial and multi-tenant buildings, EnSync technology brings differentiated power control and energy storage solutions to electricity-challenged environments. Our technologies also serve as the system level intelligence in microgrid applications, by seamlessly integrating multiple generation and storage assets to deliver power in remote and community level environments not served by the grid, or areas electing to use the grid secondary to microgrid assets. In 2015, EnSync incorporated power purchase agreements (PPAs) into its portfolio of offerings, enabling electricity savings for customers and providing a stable financial yield for investors. EnSync is a global corporation, with a joint venture in AnHui, China at Meineng Energy, as well as a strategic partnership with Solar Power, Inc. (SPI). For more information, visit: www.ensync.com.

Safe Harbor Statement
Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: our ability to monetize our PPA assets, statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
Investor Relations Contact:
Lytham Partners, LLC
Robert Blum, Joseph Diaz, or Joe Dorame
(602) 889-9700

EnSync Media Contact:
Michelle Montague
 (262) 735-5676

EnSync, Inc.
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2016	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$21,804,177	$10,757,461
Restricted cash on deposit	-	60,193
Accounts receivable, net	37,526	113,093
Inventories, net	2,208,610	1,198,117
Prepaid expenses and other current assets	634,183	441,537
Deferred financing costs	-	545,825
Customer intangible assets	123,115	-
Note receivable	168,148	159,107
Deferred PPA project costs	159,978	-
Deferred customer project costs	1,009,730	-
Project assets	7,278,755	-
Total current assets	33,424,222	13,275,333
Long-term assets:
Property, plant and equipment, net	4,027,086	4,164,912
Investment in investee company	2,238,099	2,408,528
Goodwill	803,079	803,079
Right of use assets-operating leases	32,136	85,656
Total assets	$40,524,622	$20,737,508

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$330,861	$324,626
Accounts payable	585,913	1,056,744
Accrued expenses	293,346	1,214,822
Customer deposits	1,230,391	1,177,155
Accrued compensation and benefits	130,123	235,351
Total current liabilities	2,570,634	4,008,698
Long-term liabilities:
Long-term debt, net of current maturities	1,136,798	1,053,581
Deferred revenue	13,290,000	-
Other long-term liabilities	30,699	-
Total liabilities	17,028,131	5,062,279

Commitments and contingencies (Note 15)

Equity
Series B redeemable convertible preferred stock ($0.01 par value,
$1,000 face value) 3,000 shares authorized and issued, 2,300 and 2,575 shares outstanding, preference in liquidation of $5,244,195 and $5,635,866 as of March 31, 2016 and June 30, 2015, respectively	23	26
Series C convertible preferred stock ($0.01 par value, $1,000 face value),
28,048 and 0 shares authorized, issued, and outstanding, preference in liquidation of $18,252,296 and $0 as of March 31, 2016 and June 30, 2015, respectively	280	-
Common stock ($0.01 par value); 300,000,000 and 150,000,000 authorized,
47,644,821 and 39,129,334 shares issued and outstanding as of March 31, 2016 and June 30, 2015, respectively	1,184,763	1,099,608
Additional paid-in capital	137,205,436	117,104,936
Accumulated deficit	(114,819,622)	(102,674,049)
Accumulated other comprehensive loss	(1,584,608)	(1,589,486)
Total EnSync, Inc. equity	21,986,272	13,941,035
Noncontrolling interest	1,510,219	1,734,194
Total equity	23,496,491	15,675,229
Total liabilities and equity	$40,524,622	$20,737,508
See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2016	2015	2016	2015
Revenues
Product sales	$64,756	$287,644	$550,986	$951,162
Engineering and development	95,382	297,173	264,389	499,170
Total Revenues	160,138	584,817	815,375	1,450,332

Costs and Expenses
Cost of product sales	89,794	275,508	394,402	783,154
Cost of engineering and development	221,628	33,078	357,795	202,223
Advanced engineering and development	1,397,645	1,645,665	5,089,297	4,424,061
Selling, general, and administrative	2,212,871	1,837,196	6,727,823	5,600,983
Depreciation and amortization	209,991	162,010	569,647	475,700
Total Costs and Expenses	4,131,929	3,953,457	13,138,964	11,486,121

Loss from Operations	(3,971,791)	(3,368,640)	(12,323,589)	(10,035,789)

Other Income (Expense)
Equity in loss of investee company	(101,832)	(209,729)	(170,429)	(517,702)
Gain on investment in investee company	-	-	-	1,257,407
Interest income	14,935	7,300	33,645	18,790
Interest expense	(12,047)	(25,197)	(39,694)	(79,047)
Other income	-	2,984	76,437	2,984
Total Other Income (Expense)	(98,944)	(224,642)	(100,041)	682,432

Loss before expense (benefit) for Income Taxes	(4,070,735)	(3,593,282)	(12,423,630)	(9,353,357)

Expense (Benefit) for Income Taxes	172	-	(468)	-
Net loss	(4,070,907)	(3,593,282)	(12,423,162)	(9,353,357)
Net loss attributable to noncontrolling interest	123,344	137,211	277,589	363,221
Gain attributable to noncontrolling interest	-	-	-	(481,870)
Net Loss Attributable to EnSync, Inc.	(3,947,563)	(3,456,071)	(12,145,573)	(9,472,006)
Preferred stock dividend	(71,810)	(72,836)	(218,390)	(191,701)
Net Loss Attributable to Common Shareholders	$(4,019,373)	$(3,528,907)	$(12,363,963)	$(9,663,707)

Net loss per share
Basic and diluted	$(0.08)	$(0.09)	$(0.26)	$(0.27)

Weighted average shares-basic and diluted	47,608,821	39,073,084	46,983,174	36,227,708
See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(12,423,162)	$(9,353,357)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	523,441	475,700
Amortization of intangible asset	46,206	-
Stock-based compensation, net	893,739	1,156,720
Equity in loss of investee company	170,429	517,702
Gain on investment in investee company	-	(1,257,407)
Interest accreted on note receivable	(9,041)	(6,115)
Gain on bargain purchase	(76,437)	-
Changes in assets and liabilities
Accounts receivable	75,567	815,738
Inventories	(1,010,493)	163,742
Prepaids and other current assets	(187,735)	(124,439)
Refundable income taxes	-	16,666
Deferred PPA project costs	(159,978)	-
Deferred customer project costs	(1,009,730)	-
Project assets	(7,091,533)	-
Accounts payable	(470,831)	(33,587)
Accrued expenses	(877,806)	(773,189)
Customer deposits	53,236	41,627
Accrued compensation and benefits	(105,228)	160,914
Deferred revenue	13,290,000	-
Net cash used in operating activities	(8,369,356)	(8,199,285)
Cash flows from investing activities
Cash paid for business combination	(225,829)	-
Change in restricted cash	60,193	9,723
Expenditures for property and equipment	(389,266)	(409,296)
Issuance of note receivable	-	(150,000)
Net cash used in investing activities	(554,902)	(549,573)
Cash flows from financing activities
Payment of financing costs	(261,982)	-
Repayments of long term debt	(242,375)	(262,127)
Proceeds from equipment financing	331,827	-
Payments for finance leases	(10,077)	-
Proceeds from issuance of preferred stock	13,300,000	-
Proceeds from issuance of common stock	6,800,000	14,837,760
Common stock issuance costs	-	(1,148,023)
Contributions of capital from noncontrolling interest	53,614	13,756
Net cash provided by financing activities	19,971,007	13,441,366
Effect of exchange rate changes on cash and cash equivalents	(33)	(8,156)
Net increase in cash and cash equivalents	11,046,716	4,684,352
Cash and cash equivalents - beginning of period	10,757,461	10,360,721

Cash and cash equivalents - end of period	$21,804,177	$15,045,073

Supplemental disclosures of cash flow information:
Cash paid for interest	$39,994	$73,346
Supplemental noncash information:
Right of use asset obtained in exchange for new finance lease	$13,521	$-
Right of use asset obtained in exchange for new operating lease	41,048	85,656
Asset retirement obligation	18,527	-

See accompanying notes to condensed consolidated financial statements.